Exhibit 99.1

First Internet Bancorp Reports Third Quarter 2014 Financial Results

Indianapolis, Indiana, October 23, 2014 – First Internet Bancorp (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), a premier nationwide provider of online retail banking services and commercial banking services, announced today financial and operational results for the third quarter 2014.

Third quarter net income was $1.3 million and diluted earnings per share were $0.28. This compares with second quarter net income of $1.0 million and diluted earnings per share of $0.22 and third quarter 2013 net income of $0.7 million and diluted earnings per share of $0.25.

▪	Diluted earnings per share increased $0.06, or 27.3%, compared to the linked quarter
•	Excluding items discussed in the paragraph below, diluted earnings per share increased $0.03, or 14.0%, compared to the linked quarter
•	Net interest income increased $0.3 million, or 5.6%, quarter-over-quarter and $1.3 million, or 30.3%, compared to the third quarter 2013
•	Mortgage banking revenue increased $0.4 million, or 33.3%, compared to the prior quarter

▪	Total loan growth of $64.3 million, or 10.2%, compared to the linked quarter and $256.3 million, or 58.3%, compared to September 30, 2013
•	Strong performance in credit tenant lease financing with balances increasing 15.5% compared to the prior quarter and 149.3% year-over-year
•	Continued growth in C&I / owner-occupied CRE, increasing on a combined basis 5.2% compared to June 30, 2014 and 65.7% compared to September 30, 2013
•	Excess balance sheet capacity used to acquire high quality mortgage assets

▪	Net interest margin improved 7 bps to 2.68% compared to the linked quarter
•	Yield on interest-earning assets improved 6 bps driven by strong loan growth
•	Enhanced by redeployment of proceeds from investment portfolio restructuring to support loan growth

▪	Capital levels continue to support strong loan growth
•	Tangible common equity to tangible assets of 9.77%
•	Tier 1 capital ratio of 13.22%
•	Total risk-based capital ratio of 14.45%

▪	Improved asset quality as nonperforming loans declined significantly during the quarter
•	Nonperforming loans declined $0.8 million, or 66.0%, with nonperforming loans to total loans declining to 0.06% from 0.19% for the prior quarter
•	The allowance for loan losses to total nonperforming loans increased to 1,366.0% from 436.7% for the linked quarter

During the quarter, the Company recognized a pre-tax recovery of $0.5 million related to the resolution of a nonaccrual commercial real estate credit that experienced significant charge-offs in prior periods. The Company also recognized pre-tax salaries and benefits expenses of $0.1 million associated with staffing-related changes as well as pre-tax gains of $0.1 million resulting from the sales of investment securities. In the aggregate, these items had a positive impact on pre-tax earnings of $0.4 million or $0.05 per diluted share after taxes. During the second quarter, the Company recognized pre-tax gains of $0.1 million resulting from the sales of investment securities, which had a positive impact of $0.02 per diluted share after taxes.

David Becker, Chairman and Chief Executive Officer, commented, “We were very pleased with our performance for the quarter as net interest income continued to grow and our mortgage banking group posted its best results over the last 12 months. Strong revenue growth combined with disciplined expense control drove positive operating leverage and solid growth in earnings.

“Our commercial lending teams had another strong quarter led by outstanding performance in credit tenant lease financing. A significant portion of the production did not close until late in the quarter, so the impact on average loan balances for the quarter was minimal but does leave us well positioned to continue our trend of strong net interest income growth entering the fourth quarter. Furthermore, the pipeline of commercial originations at the end of the third quarter was up substantially over levels as of June 30, 2014.

“We remain committed to driving continued strong and diversified loan growth while focusing on improved profitability and enhanced earnings. Active balance sheet management is expected to result in an improving net interest margin as legacy higher cost funding sources are replaced with more efficient alternatives. Additionally, our strategies to diversify sources of mortgage banking revenue should provide stability, with upside potential, in noninterest income to complement our balance sheet and spread income growth. As we continue to further deploy capital and leverage our operating platform, we feel confident heading into the fourth quarter and are focused on ending the year on a positive note.”

Net Interest Income and Net Interest Margin

Net interest income for the third quarter was $5.7 million compared to $5.4 million for the second quarter and $4.4 million for the third quarter 2013. Compared to the linked quarter, total interest income increased $0.3 million, or 4.4%, and total interest expense increased less than $0.1 million, or 1.6%. The increase in total interest income was driven by a $69.8 million increase, or 12.4%, in average loan balances, partially offset by a decline in the yield earned on the loan portfolio. Additionally, the impact of the loan growth was offset by a decline of $55.1 million, or 28.3%, in the average balance of the investment portfolio. The decline in investment balances was the result of continued efforts to increase the liquidity profile and reduce the interest rate risk and duration of the portfolio. The increase in expense during the quarter was due primarily to an increase of 1.3% in average interest-bearing deposits.

Net interest margin was 2.68% for the third quarter compared to 2.61% for the second quarter and 2.59% for the third quarter 2013. Compared to the prior quarter, the yield on interest-earning assets increased 6 bps to 3.76% due to the migration of interest-earning assets from lower-yielding investment securities to higher-yielding commercial and residential mortgage loans. The cost of interest-bearing liabilities during the quarter remained consistent with the prior quarter at 1.21%.

Noninterest Income

Noninterest income for the third quarter was $1.9 million compared to $1.6 million for the second quarter and $1.6 million for the third quarter 2013. The increase of $0.3 million, or 19.8%, compared to the linked quarter was driven by an increase of $0.4 million, or 33.3%, in mortgage banking revenue. Over the last 12 months, the Company has increased its sales and marketing efforts related to purchase mortgage business and has added sales personnel since the second quarter following a restructuring of its mortgage operations earlier in the year. Furthermore, it recently launched an Indianapolis-based origination effort to complement its nationwide online origination platform. As a result, origination activity has increased throughout the year with third quarter originations increasing 23.2% compared to the second quarter.

Noninterest Expense

Noninterest expense for the third quarter was $5.8 million compared to $5.6 million for the second quarter and $5.1 million for the third quarter 2013. The increase of $0.2 million, or 4.0%, was due to higher salaries and employee benefits and loan expenses, offset by lower premises and equipment costs and consulting and professional fees. Excluding the salaries and benefits expenses associated with staffing-related changes discussed above, total noninterest expenses increased $0.1 million, or 1.4%.

Income Taxes

Income tax expense was $0.7 million for the third quarter, resulting in an effective tax rate of 34.0%, compared to $0.5 million and an effective tax rate of 35.2% for the second quarter and $0.2 million and an effective tax rate of 20.4% for the third quarter 2013. The increase in the effective tax rate compared to the third quarter 2013 was due primarily to the restructuring of the investment portfolio earlier in 2014 during which the Company liquidated its entire portfolio of odd lot and long duration municipal securities.

Loans and Credit Quality

Total loans as of September 30, 2014 were $695.9 million, increasing $64.3 million, or 10.2%, compared to the second quarter and $256.3 million, or 58.3%, compared to September 30, 2013. Total commercial loans increased $23.0 million, or 8.1%, compared to the linked quarter driven by continued strong production in credit tenant lease financing as well as solid growth in the owner-occupied and investor commercial real estate portfolios. In connection with the repositioning of the investment portfolio to provide increased liquidity, the Company deployed excess balance sheet capacity to acquire approximately $48.3 million of high quality adjustable rate residential mortgage assets during the quarter to complement its organic loan growth capabilities.

Credit quality continues to remain strong as nonperforming loans to total loans receivable declined to 0.06% from 0.19% as of June 30, 2014 and 0.61% as of September 30, 2013. Additionally, nonperforming assets to total assets declined to 0.55% from 0.69% as of June 30, 2014 and 1.23% as of September 30, 2013. Compared to the linked quarter, total nonperforming loans declined $0.8 million, or 66.0%, due primarily to the resolution of a nonaccrual commercial real estate credit with a recorded value of $1.0 million. The Company recovered 100% of the unpaid principal balance, resulting in a recovery of $0.5 million which drove the negative provision of $0.1 million for the quarter.

The allowance for loan losses was $5.5 million as of September 30, 2014 compared to $5.1 million as of June 30, 2014 and $5.5 million as of September 30, 2013. The allowance as a percentage of total nonperforming loans increased to 1,366.0% as of September 30, 2014 from 436.7% as of June 30, 2014 and 204.9% as of September 30, 2013.

Capital

During the third quarter, total shareholders’ equity increased $0.2 million due to net income earned for the quarter, partially offset by the change in the unrealized gain/loss related to the investment portfolio and declared dividends. During the quarter, the Company’s tier 1 and total capital ratios declined to 13.22% and 14.45% from 14.03% and 15.30% as of June 30, 2014, respectively, due to an increase in risk-weighted assets resulting from the strong loan growth for the quarter and the migration of assets from investment securities to loans. Tangible common equity to tangible assets declined 64 bps during the quarter to 9.77% due to strong asset growth while tangible book value per share increased to $20.29 from $20.19 as of June 30, 2014.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans, asset-based lending and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company, including its products and services, is available at www.firstib.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Net income	$1,282	$977	$727	$2,859	$3,927

Per share and share information
Earnings per share - basic	$0.29	$0.22	$0.25	$0.64	$1.36
Earnings per share - diluted	0.28	0.22	0.25	0.63	1.36
Dividends declared per share	0.06	0.06	0.06	0.18	0.16
Tangible book value per common share	20.29	20.19	19.99	20.29	19.99
Common shares outstanding	4,439,575	4,449,619	2,861,326	4,439,575	2,861,326
Average common shares outstanding:
Basic	4,497,762	4,496,219	2,890,369	4,496,228	2,888,274
Diluted	4,511,291	4,504,302	2,903,816	4,505,801	2,889,039

Performance ratios
Return on average assets	0.59%	0.45%	0.41%	0.45%	0.80%
Return on average shareholders' equity	5.36%	4.23%	4.80%	4.11%	8.51%
Return on average tangible common equity	5.64%	4.46%	5.20%	4.32%	9.21%
Net interest margin	2.68%	2.61%	2.59%	2.60%	2.65%

Capital ratios [1]
Tangible common equity to tangible assets	9.77%	10.41%	7.79%	9.77%	7.79%
Tier 1 leverage ratio	10.52%	10.45%	8.42%	10.52%	8.42%
Tier 1 capital ratio	13.22%	14.03%	10.77%	13.22%	10.77%
Total capital ratio	14.45%	15.30%	12.32%	14.45%	12.32%

Asset quality
Nonperforming loans	$400	$1,177	$2,664	$400	$2,664
Nonperforming assets	5,067	5,961	9,059	5,067	9,059
Nonperforming loans to loans receivable	0.06%	0.19%	0.61%	0.06%	0.61%
Nonperforming assets to total assets	0.55%	0.69%	1.23%	0.55%	1.23%
Allowance for loan losses to:
Loans receivable	0.79%	0.82%	1.26%	0.79%	1.26%
Nonperforming loans	1,366.0%	436.7%	204.9%	1,366.0%	204.9%
Net charge-offs (recoveries) to average loans receivable	(0.27)%	0.12%	0.01%	(0.02)%	0.17%

Average balance sheet information
Loans receivable	$632,403	$562,624	$389,792	$570,751	$367,712
Securities available for sale	139,569	194,689	194,735	161,861	173,174
Other earning assets	38,964	49,524	48,150	63,403	40,041
Total earning assets	839,183	824,752	667,383	818,651	629,211
Total assets	868,361	862,110	700,075	849,932	658,429
Noninterest-bearing deposits	21,960	18,821	13,594	19,661	13,085
Interest-bearing deposits	718,100	708,668	584,565	702,383	545,357
Total deposits	740,060	727,489	598,159	722,044	558,442
Shareholders' equity	94,840	92,641	60,109	93,110	61,681

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands

	September 30,	June 30,	September 30,
	2014	2014	2013

Assets
Cash and due from banks	$1,137	$1,926	$2,048
Interest-bearing demand deposits	38,470	18,718	24,281
Interest-bearing time deposits	2,000	2,000	2,500
Securities available for sale, at fair value	128,203	159,528	216,662
Loans held-for-sale	27,547	21,466	18,309
Loans receivable	695,929	631,678	439,626
Allowance for loan losses	(5,464)	(5,140)	(5,459)
Net loans receivable	690,465	626,538	434,167
Accrued interest receivable	2,803	2,694	2,810
Federal Home Loan Bank of Indianapolis stock	2,943	2,943	2,943
Cash surrender value of bank-owned life insurance	12,226	12,128	11,835
Premises and equipment, net	7,075	7,133	6,742
Goodwill	4,687	4,687	4,687
Other real estate owned	4,545	4,664	5,381
Accrued income and other assets	4,782	3,682	6,153
Total assets	$926,883	$868,107	$738,518

Liabilities
Non-interest bearing deposits	$20,359	$19,065	$14,541
Interest-bearing deposits	717,611	725,108	622,112
Total deposits	737,970	744,173	636,653
Advances from Federal Home Loan Bank	86,871	21,845	31,767
Subordinated debt	2,852	2,831	2,767
Accrued interest payable	82	96	81
Accrued expenses and other liabilities	4,334	4,628	5,376
Total liabilities	832,109	773,573	676,644
Shareholders' equity
Voting common stock	71,705	71,509	42,037
Retained earnings	23,951	22,938	21,500
Accumulated other comprehensive income (loss)	(882)	87	(1,663)
Total shareholders' equity	94,774	94,534	61,874
Total liabilities and shareholders' equity	$926,883	$868,107	$738,518

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Interest income
Loans	$7,218	$6,571	$5,170	$19,918	$15,073
Securities - taxable	684	987	771	2,421	2,063
Securities - non-taxable	-	-	447	58	1,146
Other earning assets	45	54	54	195	148
Total interest income	7,947	7,612	6,442	22,592	18,430
Interest expense
Deposits	1,958	1,922	1,758	5,740	5,042
Other borrowed funds	316	317	329	940	904
Total interest expense	2,274	2,239	2,087	6,680	5,946
Net interest income	5,673	5,373	4,355	15,912	12,484
Provision (credit) for loan losses	(112)	(73)	(57)	(38)	101
Net interest income after provision (credit) for loan losses	5,785	5,446	4,412	15,950	12,383
Noninterest income
Service charges and fees	179	187	177	533	515
Mortgage banking activities	1,638	1,229	1,299	3,767	7,767
Other-than-temporary impairment loss recognized in net income	-	-	-	-	(49)
Gain (loss) on sale of securities	54	125	97	538	(69)
Loss on asset disposals	(28)	(18)	(34)	(59)	(121)
Other	100	99	102	297	304
Total noninterest income	1,943	1,622	1,641	5,076	8,347
Noninterest expense
Salaries and employee benefits	3,346	3,021	2,512	9,422	7,737
Marketing, advertising and promotion	403	394	562	1,179	1,389
Consulting and professional fees	431	494	577	1,383	1,791
Data processing	246	239	247	722	693
Loan expenses	208	136	209	458	574
Premises and equipment	548	666	534	1,816	1,468
Deposit insurance premium	155	138	85	437	313
Other	448	472	414	1,366	1,263
Total noninterest expense	5,785	5,560	5,140	16,783	15,228
Income before income taxes	1,943	1,508	913	4,243	5,502
Income tax provision	661	531	186	1,384	1,575
Net income	$1,282	$977	$727	$2,859	$3,927

Per common share data
Earnings per share - basic	$0.29	$0.22	$0.25	$0.64	$1.36
Earnings per share - diluted	$0.28	$0.22	$0.25	$0.63	$1.36
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.16

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average	Interest /	Yield /	Average	Interest /	Yield /	Average	Interest /	Yield /
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Assets
Interest-earning assets
Loans, including loans held for sale	$660,650	$7,218	4.33%	$580,539	$6,571	4.54%	$424,498	$5,170	4.83%
Securities - taxable	139,569	684	1.94%	194,689	987	2.03%	149,287	771	2.05%
Securities - non-taxable	-	-	0.00%	-	-	0.00%	45,448	447	3.90%
Other earning assets	38,964	45	0.46%	49,524	54	0.44%	48,150	54	0.44%
Total interest-earning assets	839,183	7,947	3.76%	824,752	7,612	3.70%	667,383	6,442	3.83%

Allowance for loan losses	(5,248)			(5,423)			(5,444)
Noninterest earning-assets	34,426			42,781			38,136
Total assets	$868,361			$862,110			$700,075

Liabilities
Interest-bearing liabilities
Regular savings accounts	$16,932	$25	0.59%	$19,023	$29	0.61%	$13,548	$20	0.59%
Interest-bearing demand deposits	69,635	96	0.55%	72,519	99	0.55%	67,605	94	0.55%
Money market accounts	272,697	501	0.73%	267,232	486	0.73%	229,588	428	0.74%
Certificates and brokered deposits	358,836	1,336	1.48%	349,894	1,308	1.50%	273,824	1,216	1.76%
Total interest-bearing deposits	718,100	1,958	1.08%	708,668	1,922	1.09%	584,565	1,758	1.19%
Other borrowed funds	29,748	316	4.21%	34,538	317	3.68%	34,078	329	3.83%
Total interest-bearing liabilities	747,848	2,274	1.21%	743,206	2,239	1.21%	618,643	2,087	1.34%

Noninterest-bearing deposits	21,960			18,821			13,594
Other noninterest-bearing liabilities	3,713			7,442			7,729
Total liabilities	773,521			769,469			639,966

Shareholders' equity	94,840			92,641			60,109
Total liabilities and shareholders' equity	$868,361			$862,110			$700,075

Net interest income		$5,673			$5,373			$4,355

Interest rate spread			2.55%			2.49%			2.49%

Net interest margin			2.68%			2.61%			2.59%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands

	Nine Months Ended
	September 30, 2014			September 30, 2013
	Average	Interest /	Yield /	Average	Interest /	Yield /
	Balance	Dividends	Cost	Balance	Dividends	Cost

Assets
Interest-earning assets
Loans, including loans held for sale	$593,387	$19,918	4.49%	$415,996	$15,073	4.84%
Securities - taxable	159,474	2,421	2.03%	130,807	2,063	2.11%
Securities - non-taxable	2,387	58	3.25%	42,367	1,146	3.62%
Other earning assets	63,403	195	0.41%	40,041	148	0.49%
Total interest-earning assets	818,651	22,592	3.69%	629,211	18,430	3.92%

Allowance for loan losses	(5,373)			(5,607)
Noninterest earning-assets	36,654			34,825
Total assets	$849,932			$658,429

Liabilities
Interest-bearing liabilities
Regular savings accounts	$18,160	$81	0.60%	$13,729	$60	0.58%
Interest-bearing demand deposits	70,831	290	0.55%	69,065	284	0.55%
Money market accounts	267,672	1,462	0.73%	216,108	1,205	0.75%
Certificates and brokered deposits	345,720	3,907	1.51%	246,455	3,493	1.89%
Total interest-bearing deposits	702,383	5,740	1.09%	545,357	5,042	1.24%
Other borrowed funds	29,831	940	4.21%	30,433	904	3.97%
Total interest-bearing liabilities	732,214	6,680	1.22%	575,790	5,946	1.38%

Noninterest-bearing deposits	19,661			13,085
Other noninterest-bearing liabilities	4,947			7,873
Total liabilities	756,822			596,748

Shareholders' equity	93,110			61,681
Total liabilities and shareholders' equity	$849,932			$658,429

Net interest income		$15,912			$12,484

Interest rate spread			2.47%			2.54%

Net interest margin			2.60%			2.65%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands

	September 30, 2014		June 30, 2014		September 30, 2013
	Amount	Percent	Amount	Percent	Amount	Percent

Commercial loans
Commercial and industrial	$72,099	10.4%	$71,997	11.4%	$47,371	10.8%
Owner-occupied commercial real estate	31,637	4.5%	26,629	4.2%	15,229	3.4%
Investor commercial real estate	20,567	3.0%	18,467	2.9%	26,665	6.1%
Construction	17,936	2.6%	24,371	3.9%	24,342	5.5%
Credit tenant lease financing	165,738	23.8%	143,547	22.7%	66,492	15.1%
Total commercial loans	307,977	44.3%	285,011	45.1%	180,099	40.9%

Consumer loans
Residential mortgage	220,499	31.7%	175,114	27.7%	104,573	23.8%
Home equity	61,799	8.9%	63,725	10.1%	38,933	8.9%
Trailers	65,085	9.3%	66,456	10.5%	71,500	16.3%
Recreational vehicles	31,591	4.5%	32,882	5.2%	36,024	8.2%
Other consumer loans	3,398	0.5%	3,505	0.6%	3,834	0.9%
Total consumer loans	382,372	54.9%	341,682	54.1%	254,864	58.1%

Net deferred loan fees, premiums and discounts	5,580	0.8%	4,985	0.8%	4,663	1.0%

Total loans receivable	$695,929	100.0%	$631,678	100.0%	$439,626	100.0%

	September 30, 2014		June 30, 2014		September 30, 2013
	Amount	Percent	Amount	Percent	Amount	Percent

Deposits
Regular savings accounts	$17,503	2.4%	$16,861	2.3%	$13,831	2.2%
Noninterest-bearing deposits	20,359	2.8%	19,065	2.5%	14,541	2.3%
Interest-bearing demand deposits	71,762	9.7%	73,843	9.9%	68,643	10.8%
Money market accounts	275,901	37.4%	267,854	36.0%	240,672	37.8%
Certificates of deposits	334,636	45.3%	348,752	46.9%	280,601	44.0%
Brokered deposits	17,809	2.4%	17,798	2.4%	18,365	2.9%

Total deposits	$737,970	100.0%	$744,173	100.0%	$636,653	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Total equity - GAAP	$94,774	$94,534	$61,874	$94,774	$61,874
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$90,087	$89,847	$57,187	$90,087	$57,187

Total assets - GAAP	$926,883	$868,107	$738,518	$926,883	$738,518
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$922,196	$863,420	$733,831	$922,196	$733,831

Common shares outstanding	4,439,575	4,449,619	2,861,326	4,439,575	2,861,326

Book value per common share	$21.35	$21.25	$21.62	$21.35	$21.62
Effect of adjustment	(1.06)	(1.06)	(1.63)	(1.06)	(1.63)
Tangible book value per common share	$20.29	$20.19	$19.99	$20.29	$19.99

Total shareholders' equity to assets ratio	10.23%	10.89%	8.38%	10.23%	8.38%
Effect of adjustment	(0.46)%	(0.48)%	(0.59)%	(0.46)%	(0.59)%
Tangible common equity to tangible assets ratio	9.77%	10.41%	7.79%	9.77%	7.79%

Total average equity - GAAP	$94,840	$92,641	$60,109	$93,110	$61,681
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$90,153	$87,954	$55,422	$88,423	$56,994

Return on average shareholders' equity	5.36%	4.23%	4.80%	4.11%	8.51%
Effect of adjustment	0.28%	0.23%	0.40%	0.21%	0.70%
Return on average tangible common equity	5.64%	4.46%	5.20%	4.32%	9.21%

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